UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 24, 2009

PACIFICHEALTH LABORATORIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-23495	22-3367588
(Commission File Number)	(IRS Employer Identification No.)

100 Matawan Road, Suite 420 Matawan, NJ	07747-3913
(Address of Principal Executive Offices)	(Zip Code)

(732) 739-2900

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(e) On June 24, 2009,  with the recommendation and approval of the Compensation Committee of the Board of Directors, PacificHealth Laboratories, Inc. (the “Company”) entered into Amendment No. 2 (the “Amendment”) to the Employment Agreement dated January 3, 2008, as amended August 5, 2008, with Jason Ash, President and Chief Executive Officer of the Company.

The Employment Agreement’s initial term began on January 3, 2008 and ends on December 31, 2009.  Pursuant to the Amendment, the Company extended the initial term to December 31, 2012.  In addition, pursuant to the Amendment, the Employment Agreement was amended to delete the requirement for annual increases at least equal to the change in the consumer price index.  The Agreement will continue to provide for annual salary adjustments with a market increase consistent with the position, Company performance, and responsibilities of Mr. Ash.  The Employment Agreement provided Mr. Ash with a relocation/travel/car stipend in the first two years of his employment. In the Amendment, in lieu of this, the Company has agreed to pay Mr. Ash a one-time stipend in the amount of $50,000 in the event all of the following occur:

(a)           Mr. Ash terminates his employment under the Employment Agreement for Good Reason (as defined in the Employment Agreement), or the Company terminates his employment under the Employment Agreement without cause;

(b)           As a result of such termination, Mr. Ash’s H1B visa is terminated and he is required to leave the United States upon 30 days (or less) notice; and

(c)           Mr. Ash in fact does leave the United States for the above reasons without having obtained a new visa.

On June 24, 2009, pursuant to Mr. Ash’s Employment Agreement, as amended, the Board of Directors approved the issuance of additional options to purchase 200,000 shares of the Company’s common stock (the “Options”) at an exercise price of $0.28 per share, the closing price on June 23, 2009, to vest as follows: 50,000 shares on June 23, 2010; 50,000 shares on June 23, 2011; 50,000 shares on June 23, 2012; and the remaining 50,000 shares on June 23, 2013.  To the extent not previously exercised, the Options will terminate upon the earlier of (i) June 23, 2014 or (ii) 90 days following the termination of Mr. Ash’s employment with the Company.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which is attached as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

	(d)	Exhibits.

Exhibit Number		Description
10.1		Amendment No. 2 to Employment Agreement, by and between PacificHealth Laboratories, Inc. and Jason Ash, effective June 24, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFICHEALTH LABORATORIES, INC.

Dated: July 1, 2009	By:	/s/ Stephen P. Kuchen
Stephen P. Kuchen
Chief Financial Officer

Exhibit Index

Exhibit Number	Description
10.1	Amendment No. 2 to Employment Agreement, by and between PacificHealth Laboratories, Inc. and Jason Ash, effective June 24, 2009.